EXHIBIT 21

                    CVD FINANCIAL CORPORATION

           EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT
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
                                                               Shareholding
                                       Jurisdiction            at end of year
Name of Subsidiary                    of Incorporation            (Direct)
- ------------------                    ----------------         --------------
CVD Financial Corporation               Washington                  100%
CVD Financial Corporation           British Columbia, Canada        100%
501164 B.C. Ltd.                    British Columbia, Canada        100%

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